UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021 (May 27, 2021)

RYMAN HOSPITALITY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 27, 2021, Ryman Hospitality Properties, Inc. (the “Company”) entered into an ATM Equity Distribution Agreement (the “Agreement”) with Deutsche Bank Securities Inc., BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (each a “Sales Agent,” and collectively, the “Sales Agents”), pursuant to which the Company may offer and sell to or through the Sales Agents (the “ATM Offering”), from time to time, up to 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, in such share amounts as the Company may specify by notice to the Sales Agents, in accordance with the terms and conditions set forth in the Agreement.

Sales of the Shares pursuant to the Agreement may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Sales may also be made by any other method permitted by law, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, to or through a market maker at market prices prevailing at the time of sale or in privately negotiated transactions. Under the Agreement, the Company will set the parameters for the sale of the Shares, including the number of the Shares to be issued, the time period during which sales are requested to be made, limitation on the number of the Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Each Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares up to the amount specified, and otherwise in accordance with mutually agreed terms between the Sales Agent and the Company. Neither the Company nor any of the Sales Agents are obligated to sell any specific number or dollar amount of Shares under the Agreement. The Sales Agents will be paid a commission of up to 2.0% of the gross sales price from the sale of any Shares. The Company intends to use the net proceeds from any sale of Shares for the repayment of outstanding indebtedness, which may include the repayment of amounts outstanding under the credit agreement, which governs our $700 million revolving credit facility (the “revolver”), $300 million senior secured term loan A (“term loan A” and together with the revolver, the “credit facility”), and $500 million senior secured term loan B (“term loan B”). Amounts which are applied to outstanding indebtedness under our revolver (which will be available for further re-borrowing) and net proceeds which are not used for the repayment of outstanding indebtedness (to the extent then permitted by our credit agreement) may be used for our general corporate purposes.

The Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-235419) (the “Registration Statement”) previously filed by the Company under the Securities Act, which Registration Statement became effective upon filing with the Securities and Exchange Commission on December 9, 2019, and a related prospectus supplement dated May 27, 2021.

The Company or any Sales Agent may at any time suspend an offering of Shares pursuant to the terms of the Agreement. The Agreement may be terminated by the Company upon written notice to the Sales Agents for any reason or by the Sales Agents upon written notice to the Company for any reason or at any time.

The Agreement contains customary representations, warranties and agreements by the Company. The Company and the Sales Agents provided each other with customary indemnification rights.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. In connection with the ATM Offering, Bass, Berry & Sims PLC provided the Company with the legal opinion attached as Exhibit 5.1 to this Current Report on Form 8-K.

Certain of the Sales Agents and/or their affiliates act as lenders and/or agents under our credit facility and will therefore receive a portion of the proceeds by reason of the repayment of outstanding borrowings under our revolver, term loan A and term loan B, each under our credit facility. In addition, some or all of the Sales Agents and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and other commercial and financial transactions and dealings with the Company, and some or all of the Sales Agents have received and may in the future receive compensation in connection with those transactions and dealings.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Company’s common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits

1.1	ATM Equity Distribution Agreement, dated May 27, 2021, by and among Ryman Hospitality Properties, Inc. and the sales agents named therein.

5.1	Opinion Letter of Bass, Berry & Sims PLC.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 27, 2021	By:	/s/ Scott J. Lynn
		Name:	Scott J. Lynn
		Title:	Executive Vice President, General Counsel and Secretary